Exhibit b(4a)

Valley Forge Life Insurance Company
_______________________________________________________________________________

Executive Office:              A Stock Company      Home Office:
CNA Plaza                                           401 Penn St.
Chicago, Illinois  60685                            Reading, Pennsylvania 19601
_______________________________________________________________________________

In this Contract, Valley Forge Life Insurance Company is referred to as "We," "Us," "Our," or the "Company." "You" and "Your" refer to the Owner of the Contract.


We agree to pay the benefits as described in this Contract in accordance with its provisions.


                     PLEASE READ THIS CONTRACT CAREFULLY It
                     is a legal contract between You and Us.

                      NOTICE OF 10-DAY CANCELLATION PERIOD

If for any reason You are not satisfied with this Contract, You may return it to Us for cancellation by delivering or mailing it to:

         1. Valley Forge Life Insurance Company Service Center, 95 Bridge Street, Haddam, Connecticut 06438, or

         2.       the agent through whom it was purchased.

To cancel this Contract, You must return it to Us no later than 10 days after You first receive it. Upon delivery or mailing, this Contract will be void as of the date We receive it and Your request for cancellation and We will promptly return Your purchase payments.

Signed for the Valley Forge Life Insurance Company at its Executive Office, CNA Plaza, Chicago, Illinois 60685.


Chairman of the Board                                         Secretary


ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE DAILY AS A FUNCTION OF THE INVESTMENT PERFORMANCE OF SUBACCOUNTS SELECTED BY THE OWNER AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. NO MINIMUM CONTRACT VALUE IS GUARANTEED.

PAYMENTS MADE AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE GUARANTEED INTEREST OPTION, ARE SUBJECT TO A MARKET VALUE ADJUSTMENT, THE OPERATION OF WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS IN AMOUNTS WITHDRAWN, SURRENDERED, TRANSFERRED, PAID AS A DEATH BENEFIT AND APPLIED TO PURCHASE ANNUITY PAYMENTS. AMOUNTS WITHDRAWN, SURRENDERED, TRANSFERRED, PAID AS A DEATH BENEFIT OR APPLIED TO PURCHASE ANNUITY PAYMENTS FROM GUARANTEE AMOUNTS THAT ARE WITHIN 30 DAYS PRIOR TO THE END OF A GUARANTEE PERIOD ARE NOT SUBJECT TO THE MARKET VALUE ADJUSTMENT.

         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

                                TABLE OF CONTENTS


                                                                           Page
                                                                           ----
CONTRACT SPECIFICATIONS.....................................................  3

SECTION 1:  DEFINITIONS.....................................................  5

SECTION 2:  GENERAL PROVISIONS..............................................  8

SECTION 3:  OWNERSHIP.......................................................  9

SECTION 4:  THE VARIABLE ACCOUNT............................................ 10

SECTION 5:  THE GUARANTEED INTEREST OPTION.................................. 12

SECTION 6:  ALLOCATIONS AND TRANSFERS....................................... 14

SECTION 7:  CONTRACT VALUES................................................. 15

SECTION 8:  FEES AND CHARGES................................................ 16

SECTION 9:  PAYMENT OF BENEFITS............................................. 17

SECTION 10:  DEATH BENEFITS................................................. 18

SECTION 11:  ANNUITY PROVISIONS AND PAYMENT OPTIONS......................... 20

                             CONTRACT SPECIFICATIONS

OWNER:                   ANNUITANT:                         ANNUITANT'S AGE:

BENEFICIARY:          CONTRACT EFFECTIVE DATE:              OWNER'S AGE:

CONTRACT NUMBER:         ANNUITY DATE:                      PAYEE:

ANNUITY PAYMENT DATES:              INITIAL ANNUITY PAYMENT DATE:

ANNUITY PAYMENT OPTION:

Minimum Initial Purchase Payment:           $  2,000

Minimum Additional Purchase Payment:        $  100

Minimum Withdrawal Amount:                  $  500

Minimum Transfer Amount:                    $  500

Minimum Guarantee Amount:                   $  500

Minimum Subaccount Value Following
Transfer or Withdrawal:                     $  500

Minimum Surrender Value:                    $  1,000

Minimum Guaranteed Interest Rate:

Benchmark Rate of Return:                   3.0%

Currently Available Guarantee Periods:      1 year, 3 years, 5 years, 7 years
                                            and 10 years.

The minimum percentage of Net Purchase Payment that may be allocated to a Subaccount or to a Guarantee Period is 1%.

The minimum amount that may be allocated to a Guarantee Period is $500

                                CHARGES AND FEES
                                ----------------

Premium Tax Charge:                         $

Mortality and Expense Risk Charge:          .003446% (daily factor); 1.25%
                                            (approximate annual rate)

Administration Charge:                      .000411% (daily factor); 0.15%
                                            (approximate annual rate)

Annual Administration Fee:                  $30.00  (waived if Contract Value
                                            exceeds $50,000 on Contract
                                            Anniversary)

Transfer Processing Fee:                    $25 each after first 12 in a
                                            Contract Year

Surrender Charge:

     The surrender charge is equal to the percentage of each purchase payment surrendered or withdrawn (or during the First Five contract Years, applied to an Annuity Payment Option) as specified in the table below. The surrender charge is separately calculated and applied to each purchase payment at any time that the payment is surrendered or withdrawn (or applied to an Annuity Payment Option during the First Five Contract Years). No surrender charge applies to the Contract Value in excess of aggregate purchase payments (less prior withdrawals of purchase payments). The surrender charge is calculated using the assumption that all purchase payments are surrendered or withdrawn before any Contract Value in excess of aggregate purchase payments (less prior withdrawals of purchase payments) and that purchase payments are surrendered or withdrawn on a first-in, first-out basis.

    Number of Full Years Elapsed                   Surrender Charge as
  Between Date of Receipt of Payment            a Percentage of Purchase
  and Date of Surrender or Withdrawal       Payment Withdrawn or Surrendered
 ------------------------------------       --------------------------------
                 0                                           7%
                 1                                           7%
                 2                                           6%
                 3                                           5%
                 4                                           4%
                 5+                                          0%

     For the first Contract Year, the surrender charge applies to any purchase payment withdrawn or surrendered (or applied to an Annuity Payment Option during the First Five Contract Years). After the first Contract Year, the charge applies to all purchase payments withdrawn or surrendered (or applied to an Annuity Payment Option during the First Five Contract Years) in excess of an amount equal to 15% of aggregate purchase payments (less prior withdrawals of purchase payments) as of the first Valuation Day of such Contract Year.


                               CURRENT SUBACCOUNTS
                               -------------------
Federated Corporate Bond Subaccount          Fidelity Asset Manager Subaccount
Federated Prime Money Subaccount             Fidelity Contrafund Subaccount
Federated Utility Subaccount                 Fidelity Equity-Income Subaccount
                                             Fidelity Index 500 Subaccount

Alger Growth Subaccount                      MFS Emerging Growth Subaccount
Alger Midcap Growth Subaccount               MFS Growth With Income Subaccount
Alger Small Capitalization Subaccount        MFS Limited Maturity Subaccount
                                             MFS Research Subaccount
                                             MFS Total Return Subaccount

SoGen Overseas Subaccount                    Van Eck Emerging Markets Subaccount
                                             Van Eck Gold and Natural Resources
                                             Subaccount

                             SECTION 1: DEFINITIONS

ACCUMULATION UNIT:  A unit of measure used to calculate Variable Contract Value.

ADJUSTED CONTRACT VALUE: The Contract Value plus or minus any applicable Market Value Adjustment less Premium Tax Charges not previously deducted less the annual administration fee.

AGE: The Age of any person on the birthday nearest the date for which Age is determined.

ANNUITANT: The person or persons whose life (or lives) determines the Annuity Payments payable under the Contract and whose death determines the death benefit. With regard to joint and survivorship Annuity Payment Options, the maximum number of joint Annuitants is two and provisions referring to the death of an Annuitant mean the death of the last surviving Annuitant. Provisions relating to an action by the Annuitant mean, in the case of joint Annuitants, both Annuitants acting jointly.

ANNUITY DATE: The date on which Adjusted Contract Value or Surrender Value is applied to purchase Annuity Units or a Fixed Annuity.

ANNUITY PAYMENT: One of several periodic payments made by the Company to the Payee under an Annuity Payment Option.

ANNUITY PAYMENT DATE: The date each month, quarter, semi-annual period or year as of which the Company computes Annuity Payments. The Annuity Payment Date(s) is shown on the Contract Specifications page.

ANNUITY PAYMENT OPTION: The form of Annuity Payments selected by the Owner under the Contract. The Annuity Payment Option is shown on the Contract Specifications page.

ANNUITY UNIT:  A unit of measure used to calculate Variable Annuity Payments.

BENCHMARK  RATE OF  RETURN:  An  annual  rate of  return  shown on the  Contract
Specifications page and used by the Company to determine the degree of fluctuation in the amount of Variable Annuity Payments in response to the fluctuations in the net investment return of the selected Subaccounts by assuming (among other things) that the assets in the Variable Account supporting the Contract will have a net annual investment return over the anticipated Annuity Payment period equal to that rate of return.

BENEFICIARY: The person(s) to whom the death benefit will be paid on the death of the Owner or Annuitant prior to the Annuity Date.

CANCELLATION PERIOD: The period described on the cover page of this Contract during which the Owner may return the Contract for a refund.

THE CODE:  The Internal Revenue Code of 1986, as amended.

CONTINGENT ANNUITANT: The person designated by the Owner in the application who becomes the Annuitant in the event that the Annuitant dies before the Annuity Date while the Owner is still alive.

CONTINGENT BENEFICIARY: The person(s) to whom the death benefit will be paid if the Beneficiary (or Beneficiaries) is not living.

CONTRACT ANNIVERSARY: The same date in each Contract Year as the Contract Effective Date.

CONTRACT EFFECTIVE DATE: The date on which the Company issues the Contract and upon which the Contract becomes effective. The Contract Effective Date is set forth on the Contract Specifications page and is used to determine Contract Years and Contract Anniversaries.

CONTRACT YEAR: A twelve-month period beginning on the Contract Effective Date or on a Contract Anniversary.

CONTRACT VALUE: The total amount invested under the Contract. It is the sum of Variable Contract Value and the Guaranteed Interest Option Value.

DUE PROOF OF DEATH: Proof of death satisfactory to the Company. Due Proof of Death may consist of the following if acceptable to the Company:

         (a)      a certified copy of the death record;

         (b) a certified copy of a court decree reciting a finding of death; or

         (c)      any other proof satisfactory to the Company.

FIXED ANNUITY PAYMENT: An Annuity Payment that is supported by the General Account and does not vary in amount as a function of the investment return of the Variable Account from one Annuity Payment Date to the next.

FUND: Any open-end management investment company or investment portfolio thereof, or unit investment trust or series thereof, in which a Subaccount invests.

GENERAL ACCOUNT: The assets of the Company other than those allocated to the Variable Account or any other separate account of the Company.

GIO ACCOUNT: Valley Forge Life Insurance Company Guaranteed Interest Option Separate Account.

GUARANTEE AMOUNT: Before the Annuity Date, the amount equal to that part of any Net Purchase Payment allocated to or any amount transferred to the Guaranteed Interest Option for a designated Guarantee Period with a particular expiration date (including interest thereon) less any withdrawals (including any applicable surrender charges and any applicable Premium Tax Charge) or transfers therefrom.

GUARANTEE PERIOD: A specific number of years for which the Company agrees to credit a particular effective annual rate of interest.

GUARANTEED INTEREST OPTION: An investment option under the Contract supported by the GIO Account. It is not part of nor dependent upon the investment performance of the Variable Account.

GUARANTEED INTEREST OPTION VALUE:  The sum of all Guarantee Amounts.

GUARANTEED INTEREST RATE: Unless a Market Value Adjustment is made, an effective annual rate of interest that the Company will pay on a Guarantee Amount.

HOME OFFICE:  The Company's office at 401 Penn Street, Reading, PA 19601.

NET ASSET VALUE PER SHARE: The value per share of any Fund on any Valuation Day. The method of computing the Net Asset Value Per Share is described in the prospectus for the Fund.

NET PURCHASE PAYMENT: Your purchase payment less any Premium Tax Charge deducted from the purchase payment.

NON-QUALIFIED CONTRACT:  A Contract that is not a "qualified contract."

OWNER: The person or persons who owns (or own) the Contract and who is (are) entitled to exercise all rights and privileges provided in the Contract. Also referred to herein as "You" or "Your." The maximum number of joint Owners is two. Provisions relating to action by the Owner mean, in the case of joint Owners, both Owners acting jointly.

PAYEE:  The person entitled to receive Annuity Payments under the Contract.

PREMIUM TAX CHARGE: A charge shown on the Contract Specifications page that is deducted either from purchase payments or from Contract Value prior to surrender, annuitization or death of the Owner or Annuitant.

QUALIFIED CONTRACT: A Contract that is issued in connection with a retirement plan that qualifies for special federal income tax treatment under Sections 401, 408 or 457 of the Code.

SEC:  The U.S. Securities and Exchange Commission.

SERVICE CENTER: The Company's service center at 95 Bridge Street, Haddam, Connecticut 06438.

SUBACCOUNT: A subdivision of the Variable Account, the assets of which are invested in a corresponding Fund.

SUBACCOUNT VALUE: Before the Annuity Date, the amount equal to that part of any Net Purchase Payment allocated to the Subaccount and any amount transferred to that Subaccount, adjusted by interest income, dividends, net capital gains or losses, realized or unrealized, and decreased by withdrawals (including any applicable surrender charges and any applicable Premium Tax Charge) and any amounts transferred out of that Subaccount.

SURRENDER VALUE: The Adjusted Contract Value less any applicable surrender charges.

THE COMPANY, WE, US OR OUR:  Valley Forge Life Insurance Company.

VALUATION DAY: For each Subaccount, each day on which the New York Stock Exchange is open for business except for certain holidays listed in the prospectus and days that a Subaccount's corresponding Fund does not value its shares.

Valuation Period: The period that starts at the close of regular trading on the New York Stock Exchange on any Valuation Day and ends at the close of regular trading on the next succeeding Valuation Day.

VARIABLE ACCOUNT: Valley Forge Life Insurance Company Variable Annuity Separate Account.

VARIABLE CONTRACT VALUE:  The sum of all Subaccount Values.

VARIABLE ANNUITY PAYMENT: An Annuity Payment that may vary in amount from one Annuity Payment Date to the next as a function of the investment experience of one or more Subaccounts selected by the Owner to support such payments.

WRITTEN NOTICE: A notice or request submitted in writing in a form satisfactory to the Company that is signed by the Owner and received at the Service Center.

                          SECTION 2: GENERAL PROVISIONS


2.1 THE CONTRACT - We have issued this Contract in consideration of Your application and Your payment of the initial purchase payment. The entire Contract is made up of this Contract, any attached endorsements, and the attached copy of the application. In the absence of fraud, We consider statements made in the application to be representations and not warranties. We will not use any statement in defense of a claim or to void this Contract unless it is contained in the attached application. Only one of Our officers may modify this Contract or waive any of Our rights or requirements under this Contract. Any modification or waiver must be in writing. No agent may bind the Company by making any promise not contained in this Contract.

2.2      INCONTESTABILITY - We will not contest this Contract.

2.3 MISSTATEMENT OF AGE OR SEX - If the Age or sex of the Annuitant has been misstated, the Company will adjust the benefits it pays under this Contract to the amount that would have been payable at the correct Age and sex. If the Company made any underpayments because of any such misstatement, it shall pay the amount of such underpayment plus interest at an annual effective rate of 3%, immediately to the Payee or Beneficiary in one sum. If the Company makes any overpayments because of a misstatement of Age or sex, it shall deduct from current or future payments due under this Contract, the amount of such overpayment plus interest at an annual effective rate of 3%.

2.4 PERIODIC REPORTS - At least annually, or more often as required by law, the Company will mail to Owners at their last known address a report showing the following items as of a date shown on the report:

         1. the number of Accumulation or Annuity Units credited to this Contract and the dollar value of such units;

         2.       the Contract Value, Adjusted Contract Value and Surrender
                  Value;

         3. any purchase payments, withdrawals, or surrenders made, death benefits paid and charges deducted since the last report;

         4.       the current interest rate applicable to each Guarantee Amount;
                  and

         5.       any other information required by law.

2.5 MODIFICATION - Upon notice to the Owner, the Company may modify the Contract to:

         1. conform the Contract or the operations of the Company or of the Variable Account to the requirements of any law (or regulation issued by a government agency) to which the Contract, the Company or the Variable Account is subject;

         2. assure continued qualification of the Contract as an annuity contract under the Code;

         3. reflect a change (as permitted in this Contract) in the operation of the Variable Account; or

         4.       provide additional Subaccounts and/or Guarantee Periods.

         In  the  event  of  any  such  modification,   the  Company  will  make
appropriate endorsements to the Contract.

2.6 NON-PARTICIPATING - This Contract does not participate in the surplus or profits of the Company and the Company does not pay dividends on it.

2.7 PROTECTION OF PROCEEDS - To the extent permitted by law, no benefits payable under this Contract to a Beneficiary or Payee are subject to the claims of an Owner's or a Beneficiary's creditors.

2.8 DISCHARGE OF LIABILITY - Any payments made by Us under any Annuity Payment Option or in connection with the payment of any withdrawal, surrender or death benefit, shall discharge Our liability to the extent of each such payment.

2.9 MINIMUM INITIAL PURCHASE PAYMENT - The minimum initial purchase payment is shown on the Contract Specifications page. The Company will not issue the Contract until it receives the minimum initial purchase payment.

2.10 SUBSEQUENT PURCHASE PAYMENTS - Owners may make additional purchase payments of at least the minimum amount shown on the Contract Specifications page. Notwithstanding the foregoing, the Company reserves the right to not accept additional purchase payments at any time for any reason.

2.11 PROOF OF AGE AND SURVIVAL - The Company reserves the right to require proof of the Annuitant's Age prior to the Annuity Date. In addition, for life contingent Annuity Options, the Company reserves the right to require proof of the Annuitant's survival before any Annuity Payment Date.


                              SECTION 3: OWNERSHIP

3.1 OWNERSHIP - This Contract belongs to the Owner. The Owner, as shown on the Contract Specifications page, or as subsequently changed, may exercise all rights under this Contract. Subject to more specific provisions elsewhere herein, these rights include the right to: (1)
         select or change a successor Owner, (2) select or change any Beneficiary or Contingent Beneficiary, (3) select or change the Payee prior to the Annuity Date, (4) select or change the Annuity Payment Option, (5) allocate Net Purchase Payments among and between the Subaccounts and Guarantee Periods, (6) transfer Contract Value among and between the Subaccounts and Guarantee Periods, and (7) select or change the Subaccounts on which Variable Annuity Payments are based.

3.2 ASSIGNMENT - At any time before the Annuity Date while the Annuitant is still living, the Owner may assign this contract by Written Notice. We are not responsible for the validity or sufficiency of any assignment. Your rights and the rights of any Beneficiary will be affected by an assignment. The Company is not bound by the assignment until it receives a duplicate of the original of the assignment at the Service Center.

3.3 SUCCESSOR OWNER - If a successor Owner is named in the application or by subsequent Written Notice and the Owner is not the Annuitant, the successor Owner shall become the new Owner should the Owner die before the Annuitant.

3.4 CHANGING THE BENEFICIARY - The Owner may change the Beneficiary by Written Notice at any time before a death benefit is paid. If, however, the Owner previously irrevocably named a Beneficiary, that Beneficiary's written consent must be provided to the Company before a new Beneficiary is designated. Any change of Beneficiary is effective as of the date Written Notice is received at the Service Center and the Company is not liable for any payments made under the Contract prior to the effectiveness of any Beneficiary change.

3.5 THE ANNUITY DATE - The Owner selects the Annuity Date in the application. For Non-Qualified Contracts, the Annuity Date can be no later than the later of the Contract Anniversary following the Annuitant's Age 85 or 10 years after the Contract Effective Date.

3.6 CHANGING THE ANNUITY DATE - Subject to section 3.5, the Owner may change the Annuity Date by Written Notice, subject to the following limitations:

         1. Written Notice is received at least 30 days before the current Annuity Date; and

         2. the requested new Annuity Date must be at least 30 days after We receive Written Notice.

3.7 PAYEE - The Annuitant is the Payee unless the Owner designates a different person as Payee.


                         SECTION 4: THE VARIABLE ACCOUNT

4.1 VARIABLE ACCOUNT - The Variable Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended (the "Act"). The Variable Account is also subject to the laws of the Commonwealth of Pennsylvania.

         Although We own the assets in the Variable Account, these assets are held separately from Our other assets and are not part of Our General Account. The assets in the Variable Account are used to support the operation of and provide the variable values and benefits for this Contract and similar contracts. The portion of the assets of the Variable Account equal to the reserves and other contract liabilities of the Variable Account are not chargeable with liabilities that arise from any other business that We conduct. We have the right to transfer to Our General Account any assets of the Variable Account that are in excess of such reserves and other liabilities.

4.2 SUBACCOUNTS - The Variable Account consists of Subaccounts. The income, gains and losses, realized or unrealized, from the assets allocated to a Subaccount are credited to or charged against such Subaccount, without regard to other income, gains or losses of the Company.

         Those Subaccounts currently available under this Contract are listed on the Contract Specifications page. Each Subaccount invests exclusively in shares of a corresponding Fund. Shares of a Fund are purchased and redeemed for a Subaccount at their net asset value. Any amounts of income, dividends and gains distributed from the shares of a Fund are reinvested in additional shares of that Fund at net asset value.

         The dollar amounts of values and benefits of this Contract provided by the Variable Account vary as a function of the investment performance of the Subaccounts that You have selected. We do not guarantee the investment performance of the Subaccounts. You bear the full investment risk for Subaccount Value in the selected Subaccounts.

4.3 CHANGES TO THE VARIABLE ACCOUNT - Where permitted by applicable law, the Company may:

         1.       create new separate accounts;

         2.       combine separate accounts, including the Variable Account;

         3. add new subaccounts to or remove existing Subaccounts from the Variable Account or combine Subaccounts;

         4. make Subaccounts (including new Subaccounts) available to such classes of Contracts as We may determine;

         5.       add new Funds or remove existing Funds;

         6. substitute new Funds for any existing Fund if shares of the Fund are no longer available for investment or if We determine that investment in a Fund is no longer appropriate in light of the purposes of the Variable Account;

         7. deregister the Variable Account under the Act if such registration is no longer required; and

         8. operate the Variable Account as a management investment company under the Act or as any other form permitted by law.

4.4 VARIABLE CONTRACT VALUE - Variable Contract Value reflects the investment experience of the Subaccounts to which it is allocated, any purchase payments allocated to the Subaccounts, transfers in or out of the Subaccounts, or any withdrawals of Variable Contract Value. There is no guaranteed minimum Variable Contract Value.

4.5 ACCUMULATION UNITS - For each Subaccount, Net Purchase Payment(s) allocated to a Subaccount or amounts of Contract Value transferred to a Subaccount are converted into Accumulation Units. The number of Accumulation Units credited to a Contract is determined by dividing the dollar amount directed to each Subaccount by the value of the Accumulation Unit for that Subaccount for the Valuation Day on which the Net Purchase Payment(s) or transferred amount is invested in the Subaccount. Therefore, Net Purchase Payments allocated to or amounts transferred to a Subaccount under a Contract increase the number of Accumulation Units of that Subaccount credited to the Contract.

         Certain events will reduce the number of Accumulation Units of a Subaccount credited to a Contract. Withdrawals or transfers of Subaccount Value from a Subaccount will result in the cancellation of the appropriate number of Accumulation Units of that Subaccount as will: surrender of the Contract; payment of a death benefit; the application of Variable Contract Value to an Annuity Payment Option on the Annuity Date; and the deduction of the annual administration fee. Accumulation Units are cancelled as of the end of the Valuation Period in which the Company receives Written Notice regarding the event.

4.6 ACCUMULATION UNIT VALUE - The Accumulation Unit value for each Subaccount was arbitrarily set initially at $10 when the Subaccount began operations. Thereafter, the Accumulation Unit value at the end of every Valuation Day is the Accumulation Unit value at the end of the previous Valuation Day multiplied by the net investment factor, as described below. The Subaccount Value for a Contract is determined on any day by multiplying the number of Accumulation Units attributable to the Contract in that Subaccount by the Accumulation Unit value for that Subaccount.

4.7 NET INVESTMENT FACTOR - The Net Investment Factor is an index applied to measure the investment performance of a Subaccount from one Valuation Period to the next. The Net Investment Factor for any Subaccount for any Valuation Period is determined by dividing (1) by
         (2) and subtracting (3) from the result, where:

         (1)      is the result of:

                  a. the Net Asset Value Per Share of the Fund held in the Subaccount, determined at the end of the current Valuation Period; plus

                  b. the per share amount of any dividend or capital gain distributions made by the Fund held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                  c. a per share charge or credit for any taxes reserved for, which is determined by Us to have resulted from the operations of the Subaccount.

         (2) is the Net Asset Value Per Share of the Fund held in the Subaccount, determined at the end of the last prior Valuation Period.

         (3) is a daily factor representing the mortality and expense risk charge and the administration charge deducted from the Subaccount adjusted for the number of days in the Valuation Period.


                    SECTION 5: THE GUARANTEED INTEREST OPTION

5.1 GUARANTEED INTEREST OPTION - The Guaranteed Interest Option is an investment option available under the Contract and is supported by the GIO Account and Our General Account. Net Purchase Payments may be allocated to and transfers of Contract Value may be made to the Guaranteed Interest Option. Guaranteed Interest Option Value is not determined by and does not reflect the investment performance of the GIO Account and does not vary as a function of the investment performance of the Variable Account.

         Through the Guaranteed Interest Option, the Company offers specified effective annual rates of interest (Guaranteed Interest Rates) that are compounded and credited daily and available for specified periods of time selected by You (Guarantee Periods). Although the Guaranteed Interest Rate may differ among Guarantee Periods, it will never be less than the effective annual rate shown of 3.0%.

         Initial Guarantee Periods begin on the date as of which a Net Purchase Payment is allocated or an amount of Contract Value is transferred to the Guarantee Period and end when the number of years in the Guarantee Period elected (measured from the end of the calendar month in which the amount was allocated or transferred to the Guarantee Period) has elapsed. The last day of the Guarantee Period is the expiration date for that Guarantee Period. Subsequent Guarantee Periods begin on the first day following the expiration date of a previous Guarantee Period.

         Allocations of Net Purchase Payments and transfers of Contract Value to the Guaranteed Interest Option may have different applicable Guaranteed Interest Rates depending on the timing of such allocations or transfers. However, the applicable Guaranteed Interest Rate does not change during a Guarantee Period.

         The Company will notify Owners in writing at least 30 days prior to the expiration date of any Guarantee Period. A new Guarantee Period of the same duration as the previous Guarantee Period will commence automatically on the first day following the expiring Guarantee Period unless the Company receives Written Notice prior to the start of the new Guarantee Period of the Owner's election of a different Guarantee Period from among those being offered by the Company at that time, or instructions to transfer all or a portion of the expiring Guarantee Amount to a Subaccount. If the Company does not receive the Written Notice described in the preceding sentence and the Company is not offering a Guarantee Period of the same duration as the expiring Guarantee Period or if the duration of the expiring Guarantee Period would, if renewed, extend beyond the Annuity Date, a new Guarantee Period of one year will commence automatically on the first day following the expiring Guarantee Period. The Company's notice to the Owner of the expiration of a Guarantee Period will contain information about the then currently available Guarantee Periods and the Guaranteed Interest Rates applicable to such Guarantee Periods.

         If the allocated or transferred amount remains in the Guaranteed Interest Option until the end of the applicable Guarantee Period, its value will be equal to the amount originally allocated or transferred, multiplied, on an annually compounded basis, by its Guaranteed Interest Rate. If a Guarantee Amount is surrendered, withdrawn, transferred, or applied to an Annuity Payment Option prior to the expiration of the Guarantee Period, the Guaranteed Interest Rate for that Guarantee Period is subject to a Market Value Adjustment, as described below.

         To the extent permitted by law, We reserve the right at any time to offer Guarantee Periods that differ from those available when Your Contract was issued. We also reserve the right, at any time, to stop accepting Net Purchase Payment allocations or transfers of Contract Value to a particular Guarantee Period. Since the specific Guarantee Periods available may change periodically, please contact the Service Center to determine the Guarantee Periods currently being offered.

5.2 GIO ACCOUNT - Although We own the assets in the GIO Account, these assets are held separately from Our other assets and are not part of Our General Account. The assets in the GIO Account are used to support the values and benefits under the Guaranteed Interest Option of this Contract and similar contracts. The portion of the assets of the GIO Account equal to the reserves and other contract liabilities of the GIO Account are not chargeable with liabilities that arise from any other business that We conduct. We have the right to transfer to Our General Account any assets of the GIO Account that are in excess of such reserves and other liabilities.

         Notwithstanding the foregoing, the Company's obligations under (and the values and benefits under) the Guaranteed Interest Option of the Contracts does not vary as a function of the investment performance of the GIO Account. Owners, Beneficiaries and Payees with rights under a Contract do not participate in the investment gains or losses of the assets of the GIO Account. Such gains or losses accrue solely to the Company. The Company retains the risk that the value of the assets in the GIO Account may fall below the reserves and other liabilities that it must maintain in connection with its obligations under the Guaranteed Interest Option under the Contracts. In such an event, the

         Company will transfer assets from its General Account to the GIO Account to make up the difference. The GIO Account is not registered as an investment company under the Act.

5.3 MARKET VALUE ADJUSTMENT - Any surrender, withdrawal, transfer or application to an Annuity Payment Option of a Guarantee Amount is subject to a Market Value Adjustment that may be positive or negative, unless the effective date of the surrender, withdrawal, transfer or application is within 30 days prior to the end of a Guarantee Period. A Market Value Adjustment reflects the change in the value of the Company's assets supporting the Guarantee Amount due to changes in prevailing current interest rates since the date of allocation or transfer to that Guarantee Period. Generally, if the Guaranteed Interest Rate for the selected Guarantee Period is lower than the

         Guaranteed Interest Rate currently being offered for new Guarantee Periods of a duration equal to the balance of the selected Guarantee Period as of the date that the Market Value Adjustment is applied, then the application of the Market Value Adjustment will result in the payment, upon surrender, withdrawal, transfer or application of amounts to an Annuity Payment Option, of an amount less than the Guarantee Amount (or portion thereof) being surrendered, withdrawn, transferred or applied to an Annuity Payment Option. Similarly, if the Guaranteed Interest Rate for the selected Guarantee Period is higher than the Guaranteed Interest Rate currently being offered for new Guarantee Periods of a duration equal to the balance of the selected Guarantee Period as of the date that the Market Value Adjustment is applied, then the application of the Market Value Adjustment will result in the payment, upon surrender, withdrawal, transfer or application of amounts to an Annuity Payment Option, of an amount greater than the Guarantee Amount (or portion thereof) being surrendered, withdrawn, transferred or applied to an Annuity Payment Option.

         The Market Value Adjustment will be applied after the deduction of any applicable annual administration fee or transfer processing fee, and before the deduction of any applicable surrender charge or Premium Tax Charge.

5.4 MARKET VALUE ADJUSTMENT FACTOR - The Market Value Adjustment is computed by multiplying the amount being surrendered, withdrawn, transferred, or applied to an Annuity Payment Option, by the Market Value Adjustment Factor. The Market Value Adjustment factor is calculated as follows:

         Market Value Adjustment = Amount multiplied by

                        [[(1+a)/(1+b)]^n/12 -1]
         where:

         "Amount" is the amount being surrendered, withdrawn, transferred or applied to an Annuity Payment Option less any applicable annual administrative fees or transfer processing fees;

         "a" is the Guaranteed Interest Rate currently being credited to the "Amount"; and

         "b" is the Guaranteed Interest Rate that is currently being offered for a Guarantee Period of duration equal to the time remaining to the expiration of the Guarantee Period for the Guarantee Amount from which the "Amount" is taken. Where the time remaining to the expiration of the Guarantee Period is not 1, 3, 5, 7 or 10 years, "b" is the rate found by linear interpolation of the rate for the Guarantee Period having the duration closest to the time remaining or, if the time remaining is less than 1 year, "b" is the rate for a 1 year period; and

         "n"      is  the  number  of  complete  months   remaining  before  the
                  expiration of the Guarantee Period for the Guarantee Amount from which the "Amount" is taken.

                      SECTION 6: ALLOCATIONS AND TRANSFERS

6.1 NET PURCHASE PAYMENT ALLOCATION - In the application, the Owner must select how the initial Net Purchase Payment is to be allocated among the Subaccounts and the Guarantee Periods.

         We will allocate that portion of the initial Net Purchase Payment which is to be allocated to any Subaccount to the Money Market Subaccount for a period equal to the number of days in the Cancellation Period. At the end of this period, We will reallocate the Money Market Subaccount Value to each other Subaccount selected by the Owner based on the proportion that the Owner's allocation percentage (shown in the application) bears to the Variable Contract Value.

         You may change the allocation schedule from that shown in the application by Written Notice. Any additional Net Purchase Payments will be allocated in accordance with the allocation schedule in effect when such Net Purchase Payment is received at the Service Center unless it is accompanied by Written Notice directing a different allocation. The portion of a Net Purchase Payment that may be applied to a Subaccount or Guarantee Period must be a whole percentage. The minimum percentage that may be allocated to a Subaccount or a Guarantee Period is shown on the Contract Specifications page as is the minimum dollar amount that may be allocated to a Guarantee Period.

6.2 TRANSFER PRIVILEGE - Before the Annuity Date, by Written Notice You may transfer all or part of any Subaccount Value to another Subaccount(s) (subject to its availability) or a Guarantee Period, or transfer all or part of any Guarantee Amount to any Subaccount(s), (subject to its availability) subject to the following restrictions and the additional restrictions in section 6.3 below:

         1. the minimum transfer amount is shown in the Contract Specifications page (or, the entire Subaccount Value or Guarantee Amount, if less); and

         2. a transfer request that would reduce any Subaccount Value or Guarantee Amount below the amount shown on the Contract Specifications page is treated as a transfer request for the entire Subaccount Value or Guarantee Amount.

         A transfer processing fee will be deducted from the transferred amount for certain transfers. See "Transfer Processing Fee" below. Transfers are made as of the date that Your request is received at the Service Center.

6.3 RESTRICTIONS ON TRANSFERS FROM GUARANTEED INTEREST OPTION - You may make up to 4 transfers per Contract Year of all or part of any Guarantee Amount to a Subaccount or a new Guarantee Period.

6.4 TRANSFER PROCESSING FEE. A number of transfers during each Contract Year are free as shown on the Contract Specifications page. We will assess a transfer processing fee for each transfer in excess of that number during a Contract Year. The amount of this fee also is shown on the Contract Specifications page. For the purposes of assessing the transfer processing fee, each Written Notice of transfer is considered to be one transfer, regardless of the number of Subaccounts or Guarantee Periods affected by the transfer. The transfer processing fee will be deducted from the amount being transferred.

                           SECTION 7: CONTRACT VALUES

7.1 SURRENDER - You may surrender this Contract for its Surrender Value at any time before the Annuity Date. You may elect to have the Surrender Value paid in a single sum or under an Annuity Payment Option. The Contract ends when We pay the Surrender Value or apply such sum to an Annuity Payment Option. The Surrender Value will be determined as of the date We receive Your Written Notice for surrender and this Contract at Our Service Center.

7.2 WITHDRAWALS - You may withdraw part of the Surrender Value at any time before the Annuity Date, subject to these limits:

         1. the minimum withdrawal amount is shown on the Contract Specifications page;

         2. the maximum withdrawal is the amount that would leave a minimum Surrender Value of the amount shown on the Contract Specifications page; and

         3. a withdrawal request that would reduce any Subaccount Value or Guarantee Amount below the amount shown on the Contract Specifications page will be treated as a request for a withdrawal of all of that Subaccount Value or Guarantee Amount.

         We will withdraw the amount You request from the Contract Value as of the day that We receive Your Written Notice and send that amount to You. We will then deduct any applicable surrender charge and any applicable Premium Tax Charge shown on the Contract Specifications page from the remaining Contract Value. If the withdrawal is requested from a Guarantee Amount, We will deduct any applicable Market Value Adjustment from, or add any applicable Market Value Adjustment to, remaining Contract Value.

         Your Written Notice must specify the amount to be withdrawn from each Subaccount or Guarantee Amount. If the Written Notice does not specify this information, or any Subaccount Value or Guarantee Amount is inadequate to comply with Your request, We will make the withdrawal based on the proportion that each Subaccount Value and each Guarantee Amount bears to the Contract Value as of the day of the withdrawal.

7.3 TERMINATION - We may terminate this Contract and pay You the Surrender Value if, before the Annuity Date, all of the following simultaneously exist:

         1. You have not paid any purchase payments for at least two Contract years;

         2.       Your Contract Value is less than $2,000; and

         3. aggregate purchase payments less withdrawals total less than $2,000.

         We will mail You a notice of Our intent to terminate this Contract at least six months in advance of such termination. This Contract will automatically terminate on the date specified in the notice unless We receive an additional purchase payment before the termination date specified in the notice. This additional purchase payment must be for at least the minimum additional purchase payment amount specified in the Contract Specifications page.

7.4 BASIS OF VALUES - Any paid-up annuity, surrender or death benefits that may be available are at least equal to the minimum required by law in the jurisdiction in which this Contract is delivered. A detailed statement of the method used to compute the minimum values has been filed, where required, with the insurance officials of the jurisdiction in which this Contract is delivered.

                           SECTION 8: FEES AND CHARGES

     8.1 SURRENDER CHARGE - We will deduct a surrender charge upon any surrender or withdrawal (or upon the application of any Adjusted Contract Value to an Annuity Payment Option during the First Five Contract Years). The charge is a percentage of each purchase payment surrendered or withdrawn (or applied to an Annuity Payment Option during the First Five Contract Years) as shown on the surrender charge table on the Contract Specifications page. The surrender charge is separately calculated and applied to each purchase payment at any time that the purchase payment is surrendered or withdrawn (or applied to an Annuity Payment Option during the First Five Contract Years). No surrender charge applies to the Contract Value in excess of aggregate purchase payments (less prior withdrawals of purchase payments). The surrender charge is calculated using the assumption that purchase payments are surrendered or withdrawn before Contract Value in excess of aggregate purchase payments (less prior withdrawals of purchase payments) and that purchase payments are surrendered or withdrawn on a first-in, first-out basis. Notwithstanding the foregoing, in each Contract Year after the first Contract Year, You may withdraw an amount up to 15% of aggregate purchase payments less prior withdrawals of purchase payments as of the first Valuation Day of that Contract Year without incurring a surrender charge. With regard to the preceding sentence, We reserve the right to limit the number of withdrawals in any Contract Year that are not subject to a surrender charge.

         With regard to all withdrawals, We will withdraw the amount You request from the Contract Value as of the day that We receive Your Written Notice and send to You that amount. We will then deduct applicable any surrender charge and any applicable Premium Tax Charge shown on the Contract Specifications page from the remaining Contract Value. If the withdrawal is requested from a Guarantee Amount, We will deduct any applicable Market Value Adjustment from, or add any applicable Market Value Adjustment to, remaining Contract Value. For the purpose of computing the surrender charge, the deduction of the Market Value Adjustment, Premium Tax Charge and surrender charge is considered to be made from Contract Value in excess of aggregate purchase payments (less prior withdrawals of purchase payments).

     No surrender charge is assessed on Contract Value applied to an Annuity Payment Option oftent he first Five Contract Years. If on the Annuity Date, however, the Payee elects (or the Owner previously elected) to receive a lump sum, this sum will equal the Surrender Value on such date.

8.2 ANNUAL ADMINISTRATION FEE - We will assess the annual administration fee shown on the Contract
         Specifications page:

         1.       for the prior Contract Year, as of the Contract Anniversary;
                  or
         2. for the current Contract Year (a) as of the date of any surrender, or (b) on the Annuity Date.

         The fee will be assessed against Subaccount Values and Guarantee Amounts based on the proportion that each bears to the Contract Value.

         Where the fee is deducted from Subaccount Values, We will cancel the appropriate number of Accumulation Units. Where the fee is obtained from a Guarantee Amount, We will reduce the Guarantee Amount by the amount of the fee.

8.3 OTHER TAX CHARGES - The Company reserves the right to deduct a charge from purchase payments or from the Variable Account for any federal, state or municipal taxes (or other economic burden resulting from the application of the tax laws) that it incurs that may be attributable to the Variable Account or the Contract.

                         SECTION 9: PAYMENT OF BENEFITS

9.1 PAYMENT OF BENEFITS - We will usually pay the proceeds of any surrender, withdrawals, death benefit, or any Annuity Payments within seven business days after receipt of all applicable Written Notices and/or Due Proofs of Death. However, We can postpone such payments if:

         1. the New York Stock Exchange is closed, other than customary weekend and holiday closing, or trading on the exchange is restricted as determined by the SEC; or

         2. the SEC permits, by an order, the postponement for the protection of Owners; or

         3. the SEC determines that an emergency exists that would make the disposal of securities held in the Variable Account or the determination of their value not reasonably practicable.

         If a recent check or draft has been submitted, We have the right to defer payment of surrenders, withdrawals, death benefits, or Annuity Payments until such check or draft has been honored.

         We have the right to defer payment of any surrender, withdrawal, or transfer of Guaranteed Interest Option Value for up to six months from the date We receive Your Written Notice.

9.2 INTEREST ON DELAYED PAYMENTS - We will pay interest on the amount of any payment that is delayed pursuant to section 9.1 of this Contract:

         1.       within 30 days after the payment becomes payable; or

         2. within the time required by the applicable jurisdiction, if less than 30 days.

         This interest will accrue from the date that the payment becomes payable to the date of payment, but not for more than one year, at an annual rate of 3%, or the rate and time required by law, if greater.


                           SECTION 10: DEATH BENEFITS

10.1 DEATH BENEFITS ON OR AFTER THE ANNUITY DATE - If an Owner dies on or after the Annuity Date, any surviving joint Owner becomes the sole Owner. If there is no surviving Owner, any successor Owner becomes the new Owner. If there is no surviving or successor Owner, the Payee becomes the new Owner. If an Annuitant or an Owner dies on or after the Annuity Date, the remaining undistributed portion, if any, of the Contract Value will be distributed at least as rapidly as under the method of distribution being used as of the date of such death. Under some Annuity Payment Options, there will be no death benefit.

10.2     DEATH BENEFIT BEFORE THE ANNUITY DATE -

         DEATH OF AN OWNER

         If any Owner dies prior to the Annuity Date, any surviving Owner becomes the new sole Owner. If there is no surviving Owner, any successor Owner becomes the new Owner and if there is no successor Owner the Annuitant becomes the new Owner unless the deceased Owner was also the Annuitant. If the sole deceased Owner was also the Annuitant, then the provisions relating to the death of the Annuitant (described below) will govern unless the deceased Owner was one of two joint Annuitants, in which event the surviving Annuitant becomes the new Owner.

         The following options are available to new Owners:

         1. to receive the Adjusted Contract Value in a single lump sum within 5 years of the deceased Owner's death; or

         2. elect to receive the Adjusted Contract Value paid out under an Annuity Payment Option provided that: (a) Annuity Payments begin within 1 year of the deceased Owner's death, and (b) Annuity Payments are made in substantially equal installments over the life of the new Owner or over a period not greater than the life expectancy of the new Owner; or

         3. if the new Owner is the spouse of the deceased Owner, he or she may by Written Notice within one year of the Owner's death, elect to continue the Contract as the new Owner. If the spouse so elects, all of his or her rights as a Beneficiary cease and if the deceased Owner was also the sole Annuitant and appointed no Contingent Annuitant, he or she will become the Annuitant. The spouse will be deemed to have made the election to continue the Contract if he or she makes no election before the expiration of the one year period or if he or she makes any purchase payments under the Contract.

         With regard to new Owners who are not the spouse of the deceased Owner:
         (a) 1 and 2 apply even if the Annuitant or Contingent Annuitant is alive at the time of the deceased Owner's death, (b) if the new Owner is not a natural person, only option 1 is available, (c) if no election is made within one year of the deceased Owner's death, option 1 is deemed to have been elected.

         Adjusted Contract Value is computed as of the date that the Company receives Due Proof of Death of the Owner. Payments under this provision are in full settlement of all of the Company's liability under this Contract.

         DEATH OF THE ANNUITANT
         ----------------------

         If the Annuitant dies before the Annuity Date while the Owner is still living, any Contingent Annuitant will become the Annuitant. If the Annuitant dies before the Annuity Date and no Contingent Annuitant has been named, the Company will pay the death benefit described below to the Beneficiary. If there is no surviving Beneficiary, the Company will pay the death benefit to any Contingent Beneficiary. If there is no surviving Contingent Beneficiary, the Company will immediately pay the death benefit to the Owner's estate in a lump sum.

         If the Annuitant who is also an Owner dies or if the Annuitant dies and the Owner is not a natural person, a Beneficiary (or a Contingent Beneficiary):

         1. will receive the death benefit in a single lump sum within 5 years of the deceased Annuitant's death; or

         2. may elect to receive the death benefit paid out under an Annuity Payment Option provided that: (a) Annuity Payments begin within 1 year of the deceased Annuitant's death, and (b) Annuity Payments are made in substantially equal installments over the life of the Beneficiary or over a period not greater than the life expectancy of the Beneficiary; or

         3. if the Beneficiary is the spouse of the deceased Annuitant, he or she may by Written Notice within one year of the Annuitant's death, elect to continue the Contract as the new Owner. If the spouse so elects, all his or her rights as a Beneficiary cease and if the deceased Annuitant was also the sole Annuitant and appointed no Contingent Annuitant, he or she will become the Annuitant. The spouse will be deemed to have made the election to continue the Contract if he or she makes no election before the expiration of the one year period or if he or she makes any purchase payments under the Contract.

         THE DEATH BENEFIT
         -----------------

         If the Annuitant is Age 75 or younger, the death benefit is an amount equal to the greatest of:

         1. aggregate purchase payments paid less any withdrawals (including the applicable surrender charges, Premium Tax Charge and Market Value Adjustments) as of the date that the Company receives Due Proof of Death of the Annuitant, or

         2. the Contract Value as of the date that the Company receives Due Proof of Death of the Annuitant, or

         3.       the minimum death benefit described below;

         less any applicable Premium Tax Charge on the date that the death benefit is paid.

         The minimum death benefit is the death benefit floor amount as of the date of the Annuitant's death (a) adjusted, for each withdrawal made since the most recent reset of the death benefit floor amount, by multiplying it by the product of all ratios of the Contract Value immediately after a withdrawal to the Contract Value immediately before such withdrawal (b) plus any purchase payments made since the most recent reset of the death benefit floor amount.

         The death benefit floor amount is the largest Contract Value attained on any prior death benefit floor computation anniversary. Death benefit floor computation anniversaries are the 5th Contract Anniversary and each subsequent 5th Contract Anniversary (i.e., the 10th Contract Anniversary, the 15th Contract Anniversary, etc.) prior to the Annuitant's Age 76. Therefore, the death benefit floor amount is reset when, on a death benefit floor computation anniversary, Contract Value exceeds the current death benefit floor amount.

         If the Annuitant is Age 76 or older, the death benefit is an amount equal to the greater of 1 or 2 above.


               SECTION 11: ANNUITY PROVISIONS AND PAYMENT OPTIONS

11.1 PURCHASE OF ANNUITY PAYMENTS - If the Annuity Date occurs within the first five Contract Years then, as of the Annuity Date, Surrender Value is applied to purchase Annuity Payments. If the Annuity Date occurs in Contract Year six or later then as of the Annuity Date, Adjusted Contract Value is applied to purchase Annuity Payments.

11.2 INITIAL ANNUITY PAYMENT DATE - The Initial Annuity Payment Date You selected is shown on the Contract Specifications page. The initial Annuity Payment Date may not be the 29th, 30th, or 31st day of a month. The first Annuity Payment will be computed as of the Annuity Date and paid as of the initial Annuity Payment Date. The initial Annuity Payment Date is the Annuity Date unless the Annuity Date is the 29th, 30th or 31st of a month.

11.3 ANNUITY PAYMENT DATES - All subsequent Annuity Payments will be computed and payable as of Annuity Payment Dates. These dates will be the same day of the month as the initial Annuity Payment Date. Monthly Annuity Payments will be computed and payable as of the same day each month as the initial Annuity Payment Date. Quarterly Annuity Payments will be computed and payable as of the same day in the third, sixth, ninth, and twelfth month following the initial Annuity Payment Date and on the same days of such months in each successive Contract Year. Semi-annual Annuity Payment Dates will be computed and payable as of the same day in the sixth and twelfth month following the initial Annuity Payment Date and on the same days of such months in each successive Contract Year. Annual Annuity Payments will be computed and payable as of the same day in each Contract Year as the initial Annuity Payment Date. The frequency of Annuity Payments You have selected also is shown on the Contract Specifications page.

11.4 FIXED ANNUITY PAYMENTS - Fixed Annuity Payments are periodic payments from Us to the designated Payee, the minimum amount of which is fixed and guaranteed by Us. The amount of these payments depends only on the form and duration of the Annuity Payment Option selected, the amount of Surrender Value or Adjusted Contract Value applied to purchase the Annuity Payments, the Age of the Annuitant (Options 4 - 6), the sex of the Annuitant (if applicable)(Options 4 - 6), and the applicable annuity purchase rates in tables 1 - 7 below (Options 3 - 6). The annuity purchase rates in the Contract are based on a Guaranteed Interest Rate of not less than 3.0%. We may, in Our sole discretion, make Fixed Annuity Payments in an amount based on a higher rate.

         For Annuity Payment Options 3 through 6, the dollar amount of the first Fixed Annuity Payment is determined by dividing the dollar amount of Surrender Value or Adjusted Contract Value being applied on the Annuity Date to purchase Fixed Annuity Payments by $1,000 and multiplying the result by the annuity purchase rate in the table for the selected Annuity Payment Option. Subsequent Fixed Annuity Payments are of the same dollar amount unless the Company makes payments based on an interest rate different from that used to compute the first payment.

11.5 VARIABLE ANNUITY PAYMENTS - The dollar amount of the initial Variable Annuity Payment attributable to each Subaccount is determined by dividing the dollar amount of Surrender Value or Adjusted Contract Value to be allocated to that Subaccount on the Annuity Date by $1,000 and multiplying the result by the annuity purchase rate in this Contract for the selected Annuity Payment Option. The dollar value of the total initial Variable Annuity Payment is the sum of the initial Variable Annuity Payments attributable to each Subaccount.

         The dollar amount of each subsequent Variable Annuity Payment attributable to each Subaccount is determined by multiplying the number of Annuity Units of that Subaccount credited under the Contract by the Annuity Unit Value for that Subaccount for the Valuation Period ending on the Annuity Payment Date or during which the Annuity Payment Date falls if the Valuation Period does not end on such date.

         The number of Annuity Units attributable to a Subaccount is derived by dividing the initial Variable Annuity Payment attributable to that Subaccount by the Annuity Unit Value for that Subaccount for the Valuation Period ending on the Annuity Date or during which the Annuity Date falls if the Valuation Period does not end on such date. The number of Annuity Units attributable to each Subaccount under a Contract remains fixed unless there is an exchange of Annuity Units.

11.6 ANNUITY UNIT VALUE - The Annuity Unit Value of each Subaccount for any Valuation Period is equal to (a) multiplied by (b) divided by (c) where:

                  (a) is the Net Investment Factor for the Valuation Period for which the Annuity Unit Value is being calculated;

                  (b) is the Annuity Unit Value for the preceding Valuation Period; and

                  (c) is a daily Benchmark Rate of Return factor (for the 3% benchmark rate of return) adjusted for the number of days in the Valuation Period.

         The Benchmark Rate of Return factor is equal to one plus 3%, or 1.03. The annual factor can be translated into a daily factor of 1.00008098.

11.7 EXCHANGE OF ANNUITY UNITS - By Written Notice at any time after the Annuity Date, the Payee may exchange the dollar value of a designated number of Annuity Units of a particular Subaccount for an equivalent dollar amount of Annuity Units of another Subaccount. On the date of the exchange, the dollar amount of a Variable Annuity Payment generated from the Annuity Units of either Subaccount would be the same.

11.8 PAYMENT OPTION RATE TABLES - The amount of the monthly payments per $1,000 applied is shown for a Fixed Annuity in these tables. For a Variable Annuity, the tables show the amount of the first Variable Annuity Payment only. Subsequent Variable Annuity Payments will vary in amount as explained in section 11.5 above. Amounts for ages not shown will be determined on a basis consistent with those shown in these tables.

11.9 DEATH OF PAYEE - Unless instructed otherwise at the time that the Annuity Payment Option is selected, at the death of the Payee the Company pays the amounts below in a lump sum to the Payee's estate:

         1. Under Annuity Payment Option 1, the amount left on deposit with the Company to accumulate interest.

         2. Under Annuity Payment Option 2, 3, or 5, the commuted value of the amount payable at the Payee's death as provided under the Option selected. Where the Payee was receiving Fixed Annuity Payments, the commuted value is based on interest at the rate that would have been used to compute the first of the remaining payments under that Option. Where the Payee was receiving Variable Annuity Payments, the commuted value is based on interest at a rate equal to the Benchmark Rate of Return.

11.10 OPTION 1, INTEREST PAYMENTS - The Company holds the Surrender Value or Adjusted Contract Value as principal and pays interest to the Payee. The interest rate is 3% per year compounded annually. The Company pays interest every 1 year, 6 months, 3 months or 1 month, as specified at the time this option is selected. At the death of the Payee, the value of the remaining payments are paid as stated in section 11.9. Only Fixed Annuity Payments are available under Annuity Payment Option 1.

11.11 OPTION 2, PAYMENTS OF A SPECIFIED AMOUNT - The Company pays the Surrender Value or Adjusted Contract Value in equal payments every 1 year, 6 months, 3 months or 1 month. The amount and frequency of the payments is specified at the time this option is selected. After each payment, interest is added to the remaining amount applied under this option that has not yet been paid. The interest rate is 3% per year compounded annually. Payments are made to the Payee until the amount applied under this option, including interest, is exhausted. The total of the payments made each year must be at least 5% of the amount applied under this option. If the Payee dies before the amount applied is exhausted, the Company pays the value of the remaining payments as stated in section 11.9. Only Fixed Annuity Payments are available under Annuity Payment Option 2.

11.12 ADDITIONAL INTEREST EARNINGS - The Company may pay interest at rates in excess of the rates guaranteed in Annuity Payment Options 1 and 2.

11.13 OPTION 3, PAYMENTS FOR A SPECIFIED PERIOD - The Company pays the lump sum in equal payments for the number of years specified when the option is selected. Payments are made every 1 year, 6 months, 3 months or 1 month, as specified when the option is selected. The amount of each Fixed Annuity Payment (and the amount of the first Variable Annuity Payment) for each $1,000 applied under this option is shown in the tables 1 and 2. These amounts are calculated at an interest rate of 3% per year compounded annually. If the Payee dies before the expiration of the specified number of years, the Company pays the value of the remaining payments as stated in section 11.9.

11.14 OPTION 4, LIFE ANNUITY - The Company makes monthly payments to the Payee for as long as the Annuitant lives. The amount of each Fixed Annuity Payment (and the amount of the first Variable Annuity Payment) for each $1,000 applied under this option is shown in table 3 below.

11.15 OPTION 5, LIFE ANNUITY WITH PERIOD CERTAIN - The Company makes monthly payments to the Payee for as long as the Annuitant lives. At the time this option is selected, a period certain of 5, 10, 15, or 20 years must also be selected. If the Annuitant dies before the specified period certain ends, the payments to the Payee will continue until the end of the specified period. The amount of the monthly payments therefore depends on the period certain selected. The amount of each Fixed Annuity Payment (and the amount of the first Variable Annuity Payment) for each period certain available is shown in tables 4 and 5 below. The amounts shown are for each $1,000 applied under this option. If at any age the amount of the payments is the same for two or more periods certain, payment will be made as if the longest period certain was selected.

11.16 OPTION 6, JOINT LIFE AND SURVIVORSHIP ANNUITY - The Company makes monthly payments to the Payee while both Annuitants are living. After the death of either Annuitant, payments continue to the Payee for as long as the other Annuitant lives. The amount of each Fixed Annuity Payment (and the amount of the first Variable Annuity Payment) for each $1,000 applied under this option is shown in tables 6 and 7 below.


                                     Table 1

|==========|======================|==========|==================|=========|=========|=======|
|          |                      |          |                  |         |         |       |
|  Number  |   Amount of Payments |  Number  |      Amount of   |  Number |Amount of|       |
| of Years |-----------|----------| of Years |       Payments   |of Years |Payments |       |
| Specified|           |          | Specified|                  |Specified|         |       |
|          |           |          |          |----------|-------|---------|---------|-------|
|          |   Annual  |   S.A.   |          |   Annual |  S.A. |         | Annual  |  S.A. |
|----------|-----------|----------|----------|----------|-------|---------|---------|-------|
|    1     | $1,000.00 |  $503.70 |     9    |  $124.69 | $62.81|   17    | $73.74  | $37.14|
|    2     |    507.39 |   255.57 |    10    |   113.82 |  57.33|   18    |  70.59  |  35.56|
|    3     |    343.23 |   172.89 |    11    |   104.93 |  52.85|   19    |  67.78  |  34.14|
|    4     |    261.19 |   131.56 |    12    |    97.54 |  49.13|   20    |  65.26  |  32.87|
|    5     |    211.99 |   106.78 |    13    |    91.29 |  45.98|   25    |  55.76  |  28.08|
|    6     |    179.22 |    90.27 |    14    |    85.95 |  43.29|   30    |  49.53  |  24.95|
|    7     |    155.83 |    78.49 |    15    |    81.33 |  40.96|         |         |       |
|    8     |    138.31 |    69.67 |    16    |    77.29 |  38.93|         |         |       |
|==========|===========|==========|==========|==========| ======|=========|=========|=======|



                                     Table 2

|==========|======================|==========|==================|=========|=========|=======|
|          |                      |          |                  |         |         |       |
|  Number  |   Amount of Payments |  Number  |      Amount of   |  Number |Amount of|       |
| of Years |-----------|----------| of Years |       Payments   |of Years |Payments |       |
| Specified|           |          | Specified|                  |Specified|         |       |
|          |           |          |          |----------|-------|---------|---------|-------|
|          | Quarterly | Monthly  |          | Quarterly|Monthly|         |Quarterly|Monthly|
|----------|-----------|----------|----------|----------|-------|---------|---------|-------|
|    1     |  $252.78  |  $ 84.47 |     9    |   $31.52 | $10.53|   17    | $18.64  |  $6.23|
|    2     |   128.26  |    42.86 |    10    |    28.77 |   9.61|   18    |  17.84  |   5.96|
|    3     |    86.76  |    28.99 |    11    |    26.52 |   8.86|   19    |  17.13  |   5.73|
|    4     |    66.02  |    22.06 |    12    |    24.66 |   8.24|   20    |  16.50  |   5.51|
|    5     |    53.59  |    17.91 |    13    |    23.08 |   7.71|   25    |  14.09  |   4.71|
|    6     |    45.30  |    15.14 |    14    |    21.73 |   7.26|   30    |  12.52  |   4.18|
|    7     |    39.39  |    13.16 |    15    |    20.56 |   6.87|         |         |       |
|    8     |    34.96  |    11.68 |    16    |    19.54 |   6.53|         |         |       |
|==========|===========|==========|==========|==========| ======|=========|=========|=======|




                                     Table 3

|====================|=========|=================|===========|===================|============|
|                    |         |                 |           |                   |            |
|        Age         |Option 4 |        Age      |  Option 4 |       Age         | Option 4   |
|     of Annuitant*  | Monthly |   of Annuitant* |   Monthly |  of Annuitant*    |  Monthly   |
|                    |  Life   |                 |    Life   |                   |   Life     |
|                    |Annuity  |                 |   Annuity |                   |  Annuity   |
|-----------|--------|         |--------|--------|           |---------|---------|            |
|   Male    | Female |         |  Male  |  Female|           |   Male  |  Female |            |
|-----------|--------|---------|--------| -------|-----------|---------| --------|============|
|  16 and   |  21 and|         |    39  |    44  |   $3.78   |    63   |    68   |   $6.39    |
|  under    |   under| $3.02   |    40  |    45  |    3.83   |    64   |    69   |    6.61    |
|    17     |    22  |  3.04   |    41  |    46  |    3.89   |    65   |    70   |    6.84    |
|    18     |    23  |  3.06   |    42  |    47  |    3.95   |    66   |    71   |    7.08    |
|    19     |    24  |  3.08   |    43  |    48  |    4.02   |    67   |    72   |    7.35    |
|    20     |    25  |  3.10   |    44  |    49  |    4.09   |    68   |    78   |    7.63    |
|    21     |    26  |  3.12   |    45  |    50  |    4.16   |    69   |    74   |    7.94    |
|    22     |    27  |  3.15   |    46  |    51  |    4.24   |    70   |    75   |    8.27    |
|    23     |    28  |  3.17   |    47  |    52  |    4.32   |    71   |    76   |    8.59    |
|    24     |    29  |  3.19   |    48  |    53  |    4.40   |    72   |    77   |    8.91    |
|    25     |    30  |  3.22   |    49  |    54  |    4.94   |    73   |    78   |    9.23    |
|    26     |    31  |  3.25   |    50  |    55  |    4.58   |    74   |    79   |    9.55    |
|    27     |    32  |  3.28   |    51  |    56  |    4.68   |    75   |    80   |    9.89    |
|    28     |    33  |  3.32   |    52  |    57  |    4.78   |    76   |    81   |   10.36    |
|    29     |    34  |  3.35   |    53  |    58  |    4.88   |    77   |    82   |   10.83    |
|    30     |    35  |  3.38   |    54  |    59  |    5.00   |    78   |    83   |   11.30    |
|    31     |    36  |  3.42   |    55  |    60  |    5.11   |    79   |    84   |   11.77    |
|    32     |    37  |  3.46   |    56  |    61  |    5.24   |    80   |    85   |   12.25    |
|    33     |    38  |  3.50   |    57  |    62  |    5.38   |    81   |    and  |   12.92    |
|    34     |    39  |  3.54   |    58  |    63  |    5.52   |    82   |    over |   13.59    |
|    35     |    40  |  3.58   |    59  |    64  |    5.67   |    83   |         |   14.26    |
|    36     |    41  |  3.63   |    60  |    65  |    5.83   |    84   |         |   14.93    |
|    37     |    42  |  3.67   |    61  |    66  |    6.01   |    85   |         |   15.62    |
|    38     |    43  |  3.72   |    62  |    67  |    6.19   |   and   |         |            |
|           |        |         |        |        |           |   over  |         |            |
|===========|========|=========|========|========|===========|=========|=========|============|

*  Use the Annuitant's age nearest the Annuity Date


                                     Table 4


|===================|=======|======|==============|==============|===============|===============|
|                   |  Number of   |              |   Number Of  |               |    Number of  |
|        Age        |    Years     |     Age      |     Years    |      Age      |      Years    |
|   of Annuitant*   |  Specified   | of Annuitant*|   Specified  |  of Annuitant*|    Specified  |
|--------|----------|-------|------|-------|------|------|-------|------|--------|-------|-------|
|  Male  |   Female |  5    |  10  | Male  |Female|   5  |  10   | Male | Female |  5    | 10    |
|--------|----------|-------|------|-------|------|------|-------|------|--------|-------|-------|
| 16 and |   21 and |       |      |   39  |  44  | $3.78| $3.77 |  63  |   68   | $6.30 | $6.03 |
|        |          |       |      |       |      |      |       |      |        |       |       |
| under  |    under | $3.02 |$3.02 |   40  |  45  |  3.83|  3.82 |  64  |   69   |  6.50 |  6.19 |
|   17   |     22   |  3.04 | 3.04 |   41  |  46  |  3.89|  3.87 |  65  |   70   |  6.71 |  6.36 |
|   18   |     23   |  3.06 | 3.06 |   42  |  47  |  3.95|  3.93 |  66  |   71   |  6.94 |  6.53 |
|   19   |     24   |  3.08 | 3.08 |   43  |  48  |  4.01|  3.99 |  67  |   72   |  7.18 |  6.70 |
|   20   |     25   |  3.10 | 3.10 |   44  |  49  |  4.08|  4.06 |  68  |   73   |  7.43 |  6.88 |
|   21   |     26   |  3.12 | 3.12 |   45  |  50  |  4.15|  4.13 |  69  |   74   |  7.71 |  7.07 |
|   22   |     27   |  3.15 | 3.15 |   46  |  51  |  4.23|  4.20 |  70  |   75   |  8.00 |  7.26 |
|   23   |     28   |  3.17 | 3.17 |   47  |  52  |  4.31|  4.27 |  71  |   76   |  8.29 |  7.45 |
|   24   |     29   |  3.20 | 3.20 |   48  |  53  |  4.39|  4.35 |  72  |   77   |  8.58 |  7.64 |
|   25   |     30   |  3.23 | 3.23 |   49  |  54  |  4.47|  4.43 |  73  |   78   |  8.86 |  7.83 |
|   26   |     31   |  3.26 | 3.25 |   50  |  55  |  4.56|  4.51 |  74  |   79   |  9.15 |  8.01 |
|   27   |     32   |  3.29 | 3.28 |   51  |  56  |  4.66|  4.60 |  75  |   80   |  9.44 |  8.20 |
|   28   |     33   |  3.32 | 3.31 |   52  |  57  |  4.76|  4.69 |  76  |   81   |  9.79 |  8.37 |
|   29   |     34   |  3.35 | 3.35 |   53  |  58  |  4.86|  4.79 |  77  |   82   | 10.14 |  8.54 |
|   30   |     35   |  3.38 | 3.38 |   54  |  59  |  4.97|  4.89 |  78  |   83   | 10.49 |  8.70 |
|   31   |     36   |  3.42 | 3.42 |   55  |  60  |  5.09|  4.99 |  79  |   84   | 10.84 |  8.84 |
|   32   |     37   |  3.46 | 3.45 |   56  |  61  |  5.21|  5.10 |  80  |   85   | 11.19 |  8.98 |
|   33   |     38   |  3.50 | 3.49 |   57  |  62  |  5.34|  5.22 |  81  |   and  | 11.60 |  9.10 |
|   34   |     39   |  3.54 | 3.53 |   58  |  63  |  5.47|  5.34 |  82  |   over | 12.01 |  9.20 |
|   35   |     40   |  3.58 | 3.57 |   59  |  64  |  5.62|  5.46 |  83  |        | 12.42 |  9.29 |
|   36   |     41   |  3.62 | 3.62 |   60  |  65  |  5.77|  5.60 |  84  |        | 12.83 |  9.37 |
|   37   |     42   |  3.67 | 3.67 |   61  |  66  |  5.94|  5.73 |  85  |        | 13.22 |  9.42 |
|   38   |     43   |  3.72 | 3.71 |   62  |  67  |  6.11|  5.88 | and  |        |       |       |
|        |          |       |      |       |      |      |       |      |        |  over |       |
|========|==========|=======|======|=======|======|======|=======|======|========|=======|=======|

----------------------------
*  Use the Annuitant's age nearest the Annuity Date.


                                     Table 5


|=================|===============|==============|============|=================|==============|
|                 |               |              |            |                 |              |
|                 |  Number of    |              | Number Of  |                 |  Number of   |
|        Age      |    Years      |      Age     |    Years   |      Age        |    Years     |
|   of Annuitant* |  Specified    | of Annuitant*|  Specified |  of Annuitant*  |  Specified   |
|-------|---------|-------|-------|------|-------|------|-----|--------|--------|-------|------|
|  Male | Female  |  15   |  20   | Male | Female|  15  | 20  | Male   | Female |  5    |  20  |
|-------|---------|-------|-------|------|-------|------|-----|--------|--------|-------|------|
| 16 and|  21 and |       |       |   39 |   44  |$3.74 |$3.71|  63    |    68  | $5.62 | $5.12|
|       |         |       |       |      |       |      |     |        |        |       |      |
| under |  under  | $3.01 | $3.01 |   40 |   45  | 3.79 | 3.75|  64    |    69  |  5.72 |  5.17|
|   17  |   22    |  3.03 |  3.03 |   41 |   46  | 3.84 | 3.80|  65    |    70  |  5.83 |  5.22|
|   18  |   23    |  3.05 |  3.05 |   42 |   47  | 3.90 | 3.85|  66    |    71  |  5.93 |  5.27|
|   19  |   24    |  3.07 |  3.07 |   43 |   48  | 3.96 | 3.90|  67    |    72  |  6.03 |  5.31|
|   20  |   25    |  3.10 |  3.09 |   44 |   49  | 4.02 | 3.95|  68    |    73  |  6.13 |  5.35|
|   21  |   26    |  3.12 |  3.11 |   45 |   50  | 4.08 | 4.01|  69    |    74  |  6.22 |  5.38|
|   22  |   27    |  3.14 |  3.14 |   46 |   51  | 4.14 | 4.06|  70    |    75  |  6.31 |  5.41|
|   23  |   28    |  3.17 |  3.16 |   47 |   52  | 4.21 | 4.12|  71    |    76  |  6.39 |  5.43|
|   24  |   29    |  3.19 |  3.19 |   48 |   53  | 4.28 | 4.18|  72    |    77  |  6.47 |  5.45|
|   25  |   30    |  3.22 |  3.21 |   49 |   54  | 4.35 | 4.24|  73    |    78  |  6.54 |  5.47|
|   26  |   31    |  3.25 |  3.24 |   50 |   55  | 4.42 | 4.30|  74    |    79  |  6.60 |  5.48|
|   27  |   32    |  3.28 |  3.27 |   51 |   56  | 4.50 | 4.36|  75    |    80  |  6.65 |  5.49|
|   28  |   33    |  3.31 |  3.30 |   52 |   57  | 4.58 | 4.42|  76    |    81  |  6.70 |  5.50|
|   29  |   34    |  3.34 |  3.33 |   53 |   58  | 4.66 | 4.49|  77    |    82  |  6.74 |  5.51|
|   30  |   35    |  3.37 |  3.36 |   54 |   59  | 4.75 | 4.55|  78    |    83  |  6.77 |  5.51|
|   31  |   36    |  3.40 |  3.39 |   55 |   60  | 4.83 | 4.62|  80    |    85  |  6.82 |  5.51|
|   33  |   38    |  3.48 |  3.46 |   57 |   62  | 5.02 | 4.75|  81    |    and |  6.83 |  5.51|
|   34  |   39    |  3.52 |  3.50 |   58 |   63  | 5.11 | 4.81|  82    |   over |  6.85 |  5.51|
|   35  |   40    |  3.56 |  3.54 |   59 |   64  | 5.21 | 4.88|  83    |        |  6.85 |  5.51|
|   36  |   41    |  3.60 |  3.58 |   60 |   65  | 5.31 | 4.94|  84    |        |  6.86 |  5.51|
|   37  |   42    |  3.65 |  3.62 |   61 |   66  | 5.41 | 5.00|  85    |        |  6.86 |  5.51|
|   38  |   43    |  3.69 |  3.66 |   62 |   67  | 5.51 | 5.06|  and   |        |       |      |
|       |         |       |       |      |       |      |     | over   |        |       |      |
|=======|=========|=======|=======|======|=======|======|=====|========|========|=======|======|

----------------------------
*  Use the Annuitant's age nearest the Annuity Date.

                                     Table 6

|==========|========|=======|======|========|========|=======|========|========|
|          |        |       |      |        |        |       |        |        |
|Age       |        |       |      |        |        |       |        |        |
|of        | Male   |  55   |  56  |  57    |  58    |  59   |  60    |  61    |
|Annuitants|        |       |      |        |        |       |        |        |
|==========|========|=======|======|========|========|=======|========|========|
|Male      | Female |  65   |  61  |  62    |  63    |  64   |  65    |  66    |
|==========|========|=======|======|========|========| ======|========|========|
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|51        | 56     | $4.14 | $4.17|  $4.20 |  $4.23 | $4.26 |  $4.29 | $4.32  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|52        | 57     |  4.19 |  4.22|   4.25 |   4.29 |  4.32 |   4.35 |  4.38  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|53        | 58     |  4.23 |  4.26|   4.30 |   4.34 |  4.37 |   4.41 |  4.44  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|54        | 59     |  4.27 |  4.31|   4.35 |   4.39 |  4.43 |   4.46 |  4.50  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|55        | 60     |  4.32 |  4.36|   4.40 |   4.44 |  4.48 |   4.52 |  4.56  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|          |        |       |      |        |        |       |        |        |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|56        | 61     |  4.36 |  4.41|   4.45 |   4.50 |  4.54 |   4.58 |  4.62  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|57        | 62     |  4.40 |  4.45|   4.50 |   4.55 |  4.59 |   4.64 |  4.69  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|58        | 63     |  4.44 |  4.50|   4.55 |   4.60 |  4.65 |   4.70 |  4.75  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|59        | 64     |  4.48 |  4.54|   4.59 |   4.65 |  4.70 |   4.76 |  4.81  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|60        | 65     |  4.52 |  4.58|   4.64 |   4.70 |  4.76 |   4.82 |  4.88  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|          |        |       |      |        |        |       |        |        |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|61        | 66     |  4.56 |  4.62|   4.69 |   4.75 |  4.81 |   4.88 |  4.94  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|62        | 67     |  4.60 |  4.66|   4.73 |   4.80 |  4.87 |   4.93 |  5.00  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|63        | 68     |  4.63 |  4.70|   4.77 |   4.85 |  4.92 |   4.99 |  5.06  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|64        | 69     |  4.67 |  4.74|   4.82 |   4.89 |  4.97 |   5.04 |  5.12  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|65        | 70     |  4.70 |  4.78|   4.86 |   4.94 |  5.01 |   5.10 |  5.18  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|          |        |       |      |        |        |       |        |        |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|66        | 71     |   4.73|  4.81|    4.90|   4.98 |  5.06 |   5.15 |  5.24  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|67        | 72     |   4.76|  4.85|    4.93|   5.02 |  5.11 |   5.20 |  5.29  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|68        | 73     |   4.79|  4.88|    4.97|   5.06 |  5.15 |   5.25 |  5.35  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|69        | 74     |   4.82|  4.91|    5.00|   5.10 |  5.20 |   5.30 |  5.40  |
|----------|--------|-------|------|--------|--------|-------|--------|--------|
|70        | 75     |   4.85|  4.94|    5.03|   5.13 |  5.23 |   5.34 |  5.45  |
|==========|========|=======|======|========|========|=======|========|========|

                                                      Table 7

|======|========|========|===========|==========|========|==========|=========|=======|==========|=========|
|      |        |        |           |          |        |          |         |       |          |         |
|Age of|        |        |           |          |        |          |         |       |          |         |
|Annui |        |        |           |          |        |          |         |       |          |         |
|tants | Male   |   62   |    63     |    64    |   65   |     66   |      67 |    68 |    69    |   70    |
|======|========|========|===========|==========|========|==========|=========|=======|==========|=========|
|Male  |Female  |   67   |    68     |    69    |  70    |     71   |      72 |    73 |    74    |   75    |
|======|========|========|===========|==========|========|==========|=========|=======|==========|=========|
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|51    |56      |   $4.34|   $4.37   |  $4.37   | $4.41  |   $4.43  |    $4.45|  $4.47|  $4.49   | $4.51   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|52    |57      |    4.41|    4.43   |   4.46   |  4.48  |    4.51  |     4.53|   4.55|   4.57   |  4.59   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|53    |58      |    4.47|    4.50   |   4.53   |  4.55  |    4.58  |     4.61|   4.63|   4.65   |  4.67   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|54    |59      |    4.53|    4.57   |   4.60   |  4.63  |    4.66  |     4.68|   4.71|   4.73   |  4.76   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|55    |60      |    4.60|    4.63   |   4.67   |  4.70  |    4.73  |     4.76|   4.79|   4.82   |  4.85   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|      |        |        |           |          |        |          |         |       |          |         |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|56    |61      |    4.66|    4.70   |   4.74   |  4.78  |    4.81  |     4.85|   4.88|   4.91   |  4.94   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|57    |62      |    4.73|    4.77   |   4.82   |  4.86  |    4.90  |     4.93|   4.97|   5.00   |  5.03   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|58    |63      |    4.80|    4.85   |   4.89   |  4.94  |    4.98  |     5.02|   5.06|   5.10   |  5.13   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|59    |64      |    4.87|    4.92   |   4.97   |  5.02  |    5.06  |     5.11|  5.15 |   5.20   |  5.23   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|60    |65      |    4.93|    4.99   |   5.04   |  5.10  |    5.15  |     5.20|   5.25|   5.30   |  5.34   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|      |        |        |           |          |        |          |         |       |          |         |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|61    |66      |    5.00|    5.06   |   5.12   |  5.18  |    5.24  |     5.29|   5.35|   5.40   |  5.45   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|62    |67      |    5.07|    5.13   |   5.20   |  5.26  |    5.33  |     5.39|   5.45|   5.50   |  5.56   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|63    |68      |    5.13|    5.20   |   5.28   |  5.35  |    5.41  |     5.48|   5.55|   5.61   |  5.67   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|64    |69      |    5.20|    5.28   |   5.35   |  5.43  |    5.50  |     5.58|   5.65|   5.72   |  5.79   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|65    |70      |    5.26|    5.35   |   5.43   |  5.51  |    5.59  |     5.67|   5.75|   5.83   |  5.90   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|      |        |        |           |          |        |          |         |       |          |         |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|66    |71      |    5.33|    5.41   |   5.50   |  5.59  |    5.68  |     5.77|   5.85|   5.94   |  6.02   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|67    |72      |    5.39|    5.48   |   5.58   |  5.67  |    5.77  |     5.86|   5.96|   6.05   |  6.14   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|68    |73      |    5.45|    5.55   |   5.65   |  5.75  |   5.85   |    5.96 |  6.06 |   6.16   |  6.26   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|69    |74      |    5.50|    5.61   |   5.72   |  5.83  |    5.94  |     6.05|   6.16|   6.27   |  6.38   |
|------|--------|--------|-----------|----------|--------|----------|---------|-------|----------|---------|
|70    |75      |    5.56|    5.67   |   5.79   |  5.90  |    6.02  |     6.14|   6.26|   6.38   |  6.50   |
|======|========|========|===========|==========|========|==========|=========|=======|==========|=========|

         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT






                       Valley Forge Life Insurance Company

           Service Center: 95 Bridge Street, Haddam, Connecticut 06438

VALLEY FORGE LIFE INSURANCE COMPANY

_______________________________________________________________________________
                              A Stock Company
Executive Office:                                  Home Office:
CNA Plaza                                          401 Penn St.
Chicago, Illinois  60685                           Reading, Pennsylvania 19601
_______________________________________________________________________________

In this Contract, Valley Forge Life Insurance Company is referred to as "We," "Us," "Our," or the "Company." "You" and "Your" refer to the Owner of the Contract.


We agree to pay the benefits as described in this Contract in accordance with its provisions.


                       PLEASE READ THIS CONTRACT CAREFULLY
                   It is a legal contract between You and Us.

                      NOTICE OF 10-DAY CANCELLATION PERIOD

If for any reason You are not satisfied with this Contract, You may return it to Us for cancellation by delivering or mailing it to:

         1. Valley Forge Life Insurance Company Service Center, 95 Bridge Street, Haddam, Connecticut 06438, or

         2.       the agent through whom it was purchased.

To cancel this Contract, You must return it to Us no later than 10 days after You first receive it. Upon delivery or mailing, this Contract will be void as of the date We receive it and Your request for cancellation and We will promptly refund an amount equal to the Contract Value plus fees or charges deducted except for the mortality and expense risk charge and the administration charge. This amount may be more or less than the aggregate purchase payments made under the Contract.

Signed for the Valley Forge Life Insurance Company at its Executive Office, CNA Plaza, Chicago, Illinois 60685.


Chairman of the Board                                         Secretary


ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE INVESTMENT PERFORMANCE OF THE VARIABLE ACCOUNT, MAY INCREASE OR DECREASE DAILY AS A FUNCTION OF THE INVESTMENT PERFORMANCE OF SUBACCOUNTS SELECTED BY THE OWNER AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. NO MINIMUM CONTRACT VALUE IS GUARANTEED.

PAYMENTS MADE AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED ON THE GUARANTEED INTEREST OPTION, ARE SUBJECT TO A MARKET VALUE ADJUSTMENT, THE OPERATION OF WHICH MAY RESULT IN UPWARD OR DOWNWARD ADJUSTMENTS IN AMOUNTS WITHDRAWN, SURRENDERED, TRANSFERRED, PAID AS A DEATH BENEFIT AND APPLIED TO PURCHASE ANNUITY PAYMENTS. AMOUNTS WITHDRAWN, SURRENDERED, TRANSFERRED, PAID AS A DEATH BENEFIT OR APPLIED TO PURCHASE ANNUITY PAYMENTS FROM GUARANTEE AMOUNTS THAT ARE WITHIN 30 DAYS PRIOR TO THE END OF A GUARANTEE PERIOD ARE NOT SUBJECT TO THE INTEREST RATE ADJUSTMENT.

         INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

                      SECTION 6: ALLOCATIONS AND TRANSFERS

6.1 NET PURCHASE PAYMENT ALLOCATION - In the application, the Owner must select how the initial Net Purchase Payment is to be allocated among the Subaccounts and the Guarantee Periods.

         You may change the allocation schedule from that shown in the application by Written Notice. Any additional Net Purchase Payments will be allocated in accordance with the allocation schedule in effect when such Net Purchase Payment is received at the Service Center unless it is accompanied by Written Notice directing a different allocation. The portion of a Net Purchase Payment that may be applied to a Subaccount or Guarantee Period must be a whole percentage. The minimum percentage that may be allocated to a Subaccount or a Guarantee Period is shown on the Contract Specifications page as is the minimum dollar amount that may be allocated to a Guarantee Period.

6.2 TRANSFER PRIVILEGE - Before the Annuity Date, by Written Notice You may transfer all or part of any Subaccount Value to another Subaccount(s) (subject to its availability) or a Guarantee Period, or transfer all or part of any Guarantee Amount to any Subaccount(s), (subject to its availability) subject to the following restrictions and the additional restrictions in section 6.3 below:

         1. the minimum transfer amount is shown in the Contract Specifications page (or, the entire Subaccount Value or Guarantee Amount, if less); and

         2. a transfer request that would reduce any Subaccount Value or Guarantee Amount below the amount shown on the Contract Specifications page is treated as a transfer request for the entire Subaccount Value or Guarantee Amount.

         A transfer processing fee will be deducted from the transferred amount for certain transfers. See "Transfer Processing Fee" below. Transfers are made as of the date that Your request is received at the Service Center.

6.3 RESTRICTIONS ON TRANSFERS FROM GUARANTEED INTEREST OPTION - You may make up to 4 transfers per Contract Year of all or part of any Guarantee Amount to a Subaccount or a new Guarantee Period.

6.4 TRANSFER PROCESSING FEE. A number of transfers during each Contract Year are free as shown on the Contract Specifications page. We will assess a transfer processing fee for each transfer in excess of that number during a Contract Year. The amount of this fee also is shown on the Contract Specifications page. For the purposes of assessing the transfer processing fee, each Written Notice of transfer is considered to be one transfer, regardless of the number of Subaccounts or Guarantee Periods affected by the transfer. The transfer processing fee will be deducted from the amount being transferred.

                                     - 15 -